SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 22, 2003

CELL THERAPEUTICS, INC.

(Exact name of Registrant as specified in its charter)

Washington	0-28386	91-1533912
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

501 Elliott Avenue West, Suite 400

Seattle, WA 98119

(Address of principal executive offices) (Zip Code)

(206) 282-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Item 5.	Other Events and Required FD Disclosure.

In connection with the proposed merger of Cell Therapeutics, Inc. (“CTI”) and Novuspharma, S.p.A. (“Novuspharma”) (the “Merger”), on December 10, 2003, the Borsa Italiana S.p.A. (“Borsa Italiana”) approved CTI’s common stock for listing on the Nuovo Mercato in Italy. CTI filed with the Commissione Nazionale per le Società e la Borsa (“CONSOB”) a listing prospectus relating to its common stock and on December 17, 2003, CONSOB approved CTI’s publication of the listing prospectus. CTI published its listing prospectus on December 22, 2003. The listing of CTI’s common stock on the Nuovo Mercato remains subject to CTI completing the proposed Merger.

The proposed Merger, which was first announced on June 17, 2003, is expected to close in the first week of January 2004. As consideration for the transaction, CTI will issue approximately 16 million shares of its common stock, based on the number of Novuspharma ordinary shares outstanding as of June 16, 2003.

CTI’s listing prospectus (which was published in the Italian language) includes, among other information, financial information regarding CTI and selected pro forma financial information based on the historical financial statements of CTI and Novuspharma, which illustrate the effect of the Merger assuming that it occurred as of January 1, 2002 and 2003 and as of July 1, 2003 for the purpose of the pro forma condensed combined statements of operations for the year ended December 31, 2002, the six months ended June 30, 2003 and the three months ended September 30, 2003, respectively, and as of December 31, 2002, June 30, 2003 and September 30, 2003 for the purpose of the pro forma condensed combined balance sheets as of each such date. Certain historical financial information of CTI and pro forma financial information based on the historical financial statements of CTI and Novuspharma, substantially as included in the listing prospectus and translated into the English language, is set forth in Exhibit 99.1 hereto and is incorporated herein by reference. An English translation of certain other historical financial information of CTI that was included in the listing prospectus is set forth in Exhibit 99.2 hereto and is incorporated herein by reference. Changes have been made to these exhibits for purposes of removing internal cross-references and conforming the presentation of the information in these exhibits.

Exhibit 99.1 contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and beliefs and are subject to a number of factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The forward-looking statements contained in Exhibit 99.1 include statements about the proposed CTI/Novuspharma merger and CTI’s future performance. These statements are not guarantees of future performance, involve certain risks, uncertainties and assumptions that are difficult to predict, and are based upon assumptions as to future events that may not prove accurate. Therefore, actual outcomes and results may differ materially from what is expressed herein. For example, if either of the companies fails to satisfy conditions to closing, the transaction will not be consummated. In any forward-looking statement in which CTI expresses an expectation or belief as to future results, such expectation or belief is expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the statement or expectation or belief will result or be achieved or accomplished. The following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the risk that CTI and Novuspharma will not satisfy the conditions to completing the merger, costs related to the proposed merger, and other economic, business, competitive, and/or regulatory factors affecting CTI’s and Novuspharma’s businesses generally, including those set forth in CTI’s filings with the SEC, including its Annual Report on Form 10-K for its most recent fiscal year and its most recent Quarterly Report on Form 10-Q, especially in the “Factors Affecting Our Operating Results” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections, and its Current Reports on Form 8-K. CTI is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events, or otherwise.

Item 7.	Exhibits

(c)

Exhibit	Description

99.1	Certain financial information included in the Listing Prospectus, dated December 22, 2003, of Cell Therapeutics, Inc. (translated into the English language)

99.2	Certain financial information included in the Listing Prospectus, dated December 22, 2003, of Cell Therapeutics, Inc. (translated into the English language)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CELL THERAPEUTICS, INC. a Washington corporation

December 22, 2003	By:	/s/ LOUIS A. BIANCO

Louis A. Bianco Executive Vice President, Finance and Administration

Exhibit Index

Exhibit	Description
99.1	Certain financial information included in the Listing Prospectus, dated December 22, 2003, of Cell Therapeutics, Inc. (translated into the English language)

99.2	Certain financial information included in the Listing Prospectus, dated December 22, 2003, of Cell Therapeutics, Inc. (translated into the English language)